 UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	March 25, 2020

BK Technologies Corporation
__________________________________________

(Exact name of registrant as specified in its charter)

Nevada	001-32644	83-4064262
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7100 Technology Drive, West Melbourne, FL		32904
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(321) 984-1414

N/A
______________________________________________

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Common Stock, par value $.60 per share	BKTI	NYSE American

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  [  ]

Item 5.05. Amendments to the Registrant’s Code of Ethics, or Waiver of a Provision of the Code of Ethics.

On March 25, 2020, the Board of Directors (the “Board”) of BK Technologies Corporation (the “Company”) approved and adopted amendments to the Code of Ethics for the CEO and Senior Financial Officers (the “Code of Ethics”), effective as of such date. The changes to the Code of Ethics clarify the reporting requirements pursuant to the Code of Ethics and how conflicts of interest should be addressed within the Company. The foregoing description of the amendments to the Code of Ethics is subject to, and qualified in its entirety by, the full text of the amended Code of Ethics, which is attached as Exhibit 14 to this Current Report on Form 8-K and is incorporated herein by reference. The Code of Ethics will also be available on the Company’s website at www.bktechnologies.com. The amendments to the Code of Ethics are intended as clarifications and do not result in any waiver to any officer of the Company, explicit or implicit, from any provision of the Code of Ethics as in effect prior to the Board’s action to approve amendments to the Code of Ethics.

Item 8.01. Other Events.

The 2020 Annual Meeting of Stockholders of the Company (the “2020 Annual Meeting”) will be held on Wednesday, June 24, 2020, at 9:00 a.m., local time, at the Company’s corporate offices at 7100 Technology Drive, West Melbourne, Florida 32904. The record date for determining stockholders entitled to notice of, and to vote at, the 2020 Annual Meeting was set by the Company’s Board of Directors as April 27, 2020.

The Company intends to hold the 2020 Annual Meeting in person. However, the Company is actively monitoring the coronavirus (COVID-19) and is sensitive to the public health and travel concerns that the Company’s stockholders may have and the protocols that federal, state, and local governments may impose. In the event it is not possible or advisable to hold the 2020 Annual Meeting in person, the Company will announce alternative arrangements for the meeting as promptly as practicable, which may include postponing or adjourning the meeting or holding the meeting solely by means of remote communication. Please monitor the 2020 Annual Meeting website at www.bktechnologies.com, under the “Investor Relations” tab and then under “Corporate Governance” for updated information. If you are planning to attend the 2020 Annual Meeting, please check the website one week prior to the meeting date. As always, the Company encourages its stockholders to vote their shares prior to the 2020 Annual Meeting.

Important Information

This Current Report on Form 8-K may be deemed to be solicitation material in respect of the solicitation of proxies from stockholders in connection with the 2020 Annual Meeting. The Company will file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the 2020 Annual Meeting. The proxy statement, any other relevant documents and other material filed with the SEC concerning the Company will be, when filed, available free of charge at www.sec.gov and on the Company’s website at www.bktechnologies.com. Copies may also be obtained, free of charge, by contacting the Company at (321) 984-1414. Stockholders are urged to read the proxy statement and any other relevant documents filed when they become available before making any voting decision because they will contain important information.

Participants in Solicitation

The Company, its directors and executive officers and employees may be deemed to be participants in the solicitation of proxies from stockholders in connection with the 2020 Annual Meeting. Information about the Company’s directors and executive officers and their ownership of the Company’s stock is available in the Company’s proxy statement for its 2019 Annual Meeting of Stockholders filed with the SEC on May 17, 2019 and in subsequent SEC filings, including Forms 4. Stockholders are advised to read the Company’s proxy statement for the 2020 Annual Meeting and other relevant documents when they become available before making any voting decision because they will contain important information. Stockholders can obtain free copies of these referenced documents as described above.

Item 9.01. Financial Statements and Exhibits.

(d)
Exhibits.

14           BK Technologies Corporation Code of Ethics for the CEO and Senior Financial Officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BK TECHNOLOGIES CORPORATION

Date: March 25, 2020	By:	/s/ William P. Kelly
William P. Kelly
Executive Vice President and Chief Financial Officer